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                                                                    EXHIBIT 4.45
                                                                  Execution Copy





                           TRANSTEXAS GAS CORPORATION

                         Series A Senior Preferred Stock

                          REGISTRATION RIGHTS AGREEMENT

                                                                  March 15, 2000


                  TransTexas Gas Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated in the Second Amended, Modified and Restated Plan of Reorganization dated January 25, 2000 and pursuant to the Order dated February 7, 2000 of the United States Bankruptcy Court for the Southern District of Texas (the "Plan"), to issue to the TEC Bondholders, as defined in the Plan, named on the signature page hereto (the "Initial Holders") certain shares of the Company's Series A Senior Preferred Stock (the "Preferred Stock"). The Company hereby agrees as follows:

                  1. Shelf Registration. The Company shall take the following actions:

                  (a) The Company will at its cost, within seventy-five (75) days after the effective date of the Plan (the "Effective Date"), file with the Securities and Exchange Commission (the "Commission") and have declared effective as soon as practicable thereafter, a registration statement (the "Shelf Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of Transfer Restricted Stock (as defined in Section 7 below) by the Holders thereof from time to time in accordance with Rule 415 under the Securities Act; provided, however, that no Holder (other than the Initial Holders) shall be entitled to have the Preferred Stock held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

                  (b) The Company shall keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant shares of the Preferred Stock until five years from the date hereof or for such shorter period that will terminate when all the Preferred Stock covered by the Shelf Registration Statement has been sold pursuant thereto.

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement, and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, or amendment or supplement thereto, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state



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         a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  2. Registration Procedures. In connection with the registration pursuant to Rule 415 under the Securities Act contemplated by
Section 1 hereof (the "Shelf Registration"), the following provisions shall apply:

                  (a) At least three (3) days prior to the filing thereof with the Commission, the Company shall furnish to the Initial Holders a copy of the proposed form of the Shelf Registration Statement and each amendment thereto and each supplement, if any, to the prospectus included therein, and shall in its reasonable judgment reflect in each such document, when so filed with the Commission, such comments as such Initial Holders may reasonably propose.

                  (b) The Company shall give written notice to the Holders (which notice pursuant to clauses (ii) - (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                           (i) when the Shelf Registration Statement or any
                  amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments
                  or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company or its legal
                  counsel of any notification with respect to the suspension of the qualification of the Preferred Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event that requires the
                  Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement.

                  (d) The Company shall furnish to each Holder included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and

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schedules, and, if the Holder so requests in writing, all exhibits thereto
(including those, if any, incorporated by reference).

                  (e) The Company shall deliver to each Holder included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto included in the Shelf Registration Statement by each of the selling Holders in connection with the offering and sale of the Preferred Stock covered by such prospectus or any such amendment or supplement.

                  (f) Prior to any public offering of the Preferred Stock pursuant to the Shelf Registration, the Company shall register or qualify or cooperate with the Holders of Preferred Stock included therein and their respective counsel in connection with the registration or qualification of the Preferred Stock for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Preferred Stock covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                  (g) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the shares of Preferred Stock to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as such Holders may request a reasonable period of time prior to sales of the Preferred Stock pursuant to the Shelf Registration Statement.

                  (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2(h).

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                  (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of
         Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

                  (j) The Company may require each Holder of shares of Preferred Stock to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding such Holder and the distribution of such shares as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such Shelf Registration Statement the shares of Preferred Stock of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  (k) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of shares of the Preferred Stock pursuant to the Shelf Registration in an underwritten offering or otherwise.

                  (l) The Company shall: (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case as shall be reasonably necessary, in the judgment of such Holder or any such underwriter, attorney, accountant or agent referred to in this paragraph, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Initial Holders and on behalf of the other parties by counsel designated by and on behalf of such other parties as described in Section 3 hereof.

                  Until the Shelf Registration Statement is filed with the Commission, the Company may require each Holder to agree to keep confidential any non-public information, relating to the Company, received by such Holder in accordance with this Section 2(l) and not disclose such information (other than to an affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this
         Section 2(l)); provided that each Holder shall be released from its confidentiality obligations hereunder to the extent necessary to permit such Holder to trade its Preferred Stock in compliance with the securities laws if the Company breaches its obligations to timely file the Shelf Registration Statement and each Holder shall be relieved of its confidentiality obligations

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         hereunder if the release of such information is required by law or necessary to respond to inquiries of regulatory authorities; provided, however, that no Holder shall be relieved of its confidentiality obligation with respect to any such information otherwise permitted to be released pursuant to this Section 2 (l) that is not material to the Company. The foregoing requirement shall exclude information which (i) is or becomes generally available to the public other than as a result of disclosure by the Holder or the Holder's Representatives, or (ii) becomes available to the Holder or any of the Holder's Representatives on a non-confidential basis from a source other than the Company or its affiliates or Representatives, provided that neither the Holder or any of the Holder's Representatives is aware that such source is under an obligation (whether contractual, legal or fiduciary) to the Company or its affiliates or Representatives to keep such information confidential. For purposes hereof, the "Representatives" of any entity means such entity's directors, officers, employees, legal and financial advisors, accounts and other agents and representatives.

                  (m) The Company, if requested by any Holder of shares of the Preferred Stock covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Preferred Stock in customary form addressed to the selling Holders of the applicable Preferred Stock or the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement, it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(k) hereof; the due authorization and issuance of the Preferred Stock; the absence of material legal or governmental proceedings involving the Company; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Preferred Stock or any agreement of the type referred to in Section 3(k) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all subject to customary assumptions and qualifications and otherwise in form and content customary for similar opinions; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by the selling Holders of the applicable shares of Preferred Stock or any underwriters of the applicable shares of Preferred Stock; and (iii) its independent public accountants to provide to the selling Holders of the applicable Preferred Stock and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

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                  (n) The Company and the Subsidiary Guarantors shall use their best efforts to take all other steps necessary to effect the registration of the Preferred Stock covered by the Shelf Registration Statement contemplated hereby.

                  3. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof, whether or not the Shelf Registration is filed or becomes effective, and, shall bear or reimburse the Holders of the Preferred Stock covered thereby, for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority of the outstanding shares of the Preferred Stock covered thereby to act as counsel for the Holders in connection therewith.

                  4. Indemnification.

                  (a) The Company shall indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Exchange Act (each such Holder and each such controlling person being referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Preferred Stock) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any prospectus included therein or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall reimburse, as incurred, each Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof. The Company shall not, however, be liable in any such case to the extent that such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any prospectus included therein or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution (in each case as described in the Shelf Registration Statement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders if requested by such Holders.

                  (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of

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         the Securities Act or the Exchange Act from and against any losses, claims, damages, liabilities or actions in respect thereof to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any prospectus included therein or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company and any of their controlling persons.

                  (c) Promptly after receipt by an Indemnified Party under this
         Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against any person (the "Indemnifying Party") under this Section 4, notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party including the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnified Party shall contribute to the amount paid or payable to such Indemnifying Party as a result of the losses, claims, damages or liabilities referred to in this Section 4 an amount or additional

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         amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omission which resulted in such loses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 4. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The agreements contained in this Section 4 shall survive the sale of the Preferred Stock pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

                  5. Rules 144 and 144A. The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Stock (as defined below), make publicly available other information so long as necessary to permit sales of their Preferred Stock pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Stock may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Stock without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A (d) (4)). The Company will provide a copy of this Agreement to prospective purchasers of Transfer Restricted Stock identified to the Company upon request. Upon the request of any Holder of Transfer Restricted Stock, the Company shall deliver to such Holder a written statement as to whether the Company has complied with such requirements.

                  6. Underwritten Registrations. If any of the Transfer Restricted Stock covered by the Shelf Registration is to be sold in an underwritten offering, the managing underwriters will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Stock to be included in such offering.

                  No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Stock on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

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
                  7. Definitions:

                  "Holder" means the Initial Holders and any person or entity to whom Transfer Restricted Stock is validly transferred by an Initial Holder or a Holder pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144 promulgated under the Securities Act.

                  "Transfer Restricted Stock" means shares of Preferred Stock issuable to the Initial Holders under the Plan, additional shares of Preferred Stock payable as dividends thereon, if applicable, and common stock into which the Preferred Stock is convertible until (i) the date on which such Preferred Stock or common stock, as applicable, has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Preferred Stock or common stock, as applicable, is distributed to the public pursuant to Rule 144 under the Securities Act.

                  8. Miscellaneous.

                  (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and with the written consent of the Holders of 75% of then outstanding shares of the Preferred Stock affected by such amendment, modification, supplement, waiver or consent.

                  (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(b), which address initially is, with respect to each Holder, the address of such Holder to which confirmation of the sale of such Preferred Stock to such Holder was first sent by the Company with copies in like manner to you as follows:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York 10038
                  Fax No.:    (212) 504-6666
                  Attention:  Brian Hoffmann


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
                  (2) if to the Company at the Company's address as follows:

                  TransTexas Gas Corporation
                  1300 North Sam Houston Parkway East
                  Houston, Texas 77032-2949
                  Fax No.:(281)  986-8877
                  Attention:     Secretary

             with a copy to:

                  Gardere & Wynne, L.L.P.
                  3000 Thanksgiving Tower
                  1601 Elm Street, Suite 3000
                  Dallas, TX  75201
                  Fax No.:   (214) 999-3534
                  Attention: C. Robert Butterfield

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

                  (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its Preferred Stock that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  (d) Successors and Assigns. This Agreement shall be binding upon the Company and its respective successors and assigns; provided however, that no successor or assign may exercise any rights under this Agreement unless such successor or assign agrees in writing to be bound by the provisions hereof.

                  (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


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



                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to TransTexas a counterpart hereof, whereupon this Agreement will become a binding agreement among the Company and the Initial Holders in accordance with its terms.



                                        Very truly yours,



                                        TRANSTEXAS GAS CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                         The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

                         Initial Holders

                         CREDIT SUISSE FIRST BOSTON CORPORATION



                         By:
                            ---------------------------------------------------
                             Name:
                             Title

                         OAKTREE CAPITAL MANAGEMENT, LLC as general partner and investment manager of certain funds and accounts it manages



                         By:
                            ---------------------------------------------------
                             Name:
                             Title



                         By:
                            ---------------------------------------------------
                             Name:
                             Title

                         ANGELO GORDON & CO., L.P.



                         By:
                            ---------------------------------------------------
                             Name:
                             Title